Exhibit 99.1

MedAmerica Properties Inc. Appoints Real Estate Veteran

Vineet Bedi, CFA to the Board of Directors

BOCA RATON, FL, May 23, 2018/PRNewswire/ — MedAmerica Properties Inc. (OTC: MAMP) (“MedAmerica” or the “Company”) today announced that Vineet Bedi, CFA has been appointed to the Board of Directors, effective May 23, 2018.

Gary O. Marino, the Company’s Chairman of the Board of Directors, commented, “We are excited that Vineet has agreed to join our Board of Directors. His extensive experience in public and private market real estate, capital raising and deal structuring will be of significant importance over the coming months as we transform the Company in its path forward as a leading real estate company.”

Mr. Bedi commented, “I am extremely excited to join the Board of Directors of MedAmerica Properties, Inc. I have long shared Gary, Joe and the Board of Directors' vision that fragmentation within the medical real estate space, especially at a smaller asset size, holds great potential to capitalize on the spread between public and private market real estate values. MedAmerica is a compelling value proposition with a wide range of real estate opportunities in a large but untapped sandbox, a lean and high-quality team of employees, and a platform to focus on long-term NAV growth for stakeholders.”

New Executive Biography

Mr. Vineet P. Bedi has over 15 years of experience in real estate investing, private equity, capital markets and public securities investing. Mr. Bedi served as the Founder, Managing Partner and Chief Investment Officer of KRV Capital LP, an alternative asset management firm investing in real estate and hard assets across the capital structure with a focus on liquid and illiquid deep value investment opportunities. Previously, Mr. Bedi served as a Managing Director and Portfolio Manager at Guggenheim Partners where he managed an opportunistic portfolio in the public and private real estate markets. Prior, Mr. Bedi was a Principal and senior investment professional at High Rise Capital Management LP, a multi-billion dollar opportunity fund investing in the public and private real estate markets. Mr. Bedi began his career in the investment banking and proprietary trading groups at Bank of America Merrill Lynch and has held senior positions with Carlson Capital LP, Schonfeld Group Holdings and Booth Park Capital Management LLC. Mr. Bedi serves as an Adjunct Associate Professor of Finance at the NYU-Stern School of Business. Mr. Bedi is a graduate of the NYU-Stern School of Business and is a CFA® charterholder.

About the Company

MedAmerica Properties Inc. is a Delaware corporation pursuing the acquisition and management of well-located medical office buildings with the intention of aggregating multiple properties with strong fundamentals in attractive geographic locations, in the United States.

SAFE HARBOR REGARDING FORWARD LOOKING STATEMENTS

Although we believe that the acquisition and ownership of medical office buildings is fundamentally sound, we cannot assure you that we will be successful in this endeavor or that we can locate, finance and acquire these properties. Some of the statements that we make in this presentation, including statements about our confidence in the Company’s prospects and strategies, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements about our current condition. Forward-looking statements can be identified by the use of terms such as “believe,” “contemplates,” “expects,” “may,” “will,” “could,” “should,” or anticipates,” other similar phrases, or the negatives of these terms. We have based the forward-looking statements on our current expectations, estimates and projections about us. We caution you that these statements are not guarantees of future performance and involve risks and uncertainties. We have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including our ability to (i) continue to successfully raise capital to fund our operations; (ii) successfully find medical office buildings to acquire; (iii) comply with SEC regulations and filing requirements applicable to us as a public company; and (iv) any of our other plans, objectives, expectations and intentions contained in this presentation that are not historical facts. You should not place undue reliance on our forward-looking statements, which reflect our analysis only as of the date of this release. The risks and uncertainties listed above and other documents that we file with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and any current reports on Form 8-K, must be carefully considered by any investor or potential investor in the Company. We undertake no obligation to update forward-looking statements, except as required by law.

2